   As filed with the Securities and Exchange Commission on December 11, 1997
                                          Registration No. 33-..................
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ---------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ---------------------

                          CORAM HEALTHCARE CORPORATION
               (Exact name of registrant as specified in charter)

            DELAWARE                                         33-0615337
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


  1125 17TH STREET, SUITE 2100
        DENVER, COLORADO                                        80202
(Address of Principal Executive Offices)                     (Zip Code)

                            --------------------

                          CORAM HEALTHCARE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                RICHARD M. SMITH
                     Chief Financial Officer and Secretary
                          CORAM HEALTHCARE CORPORATION
                          1125 17th Street, Suite 2100
                            Denver, Colorado  80202
                    (Name and address of agent for service)

                                 (303) 292-4973
         (Telephone number, including area code, of agent for service)

                            --------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                               Proposed               Proposed
                                                                Maximum                Maximum
     Title of Securities               Amount to be         Offering Price            Aggregate            Amount of
       to be Registered                 Registered           Per Share (1)       Offering Price (1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value           700,000(2)             $ 3,34375             $ 2,340,625            $ 690.48
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices as reported by the New York Stock Exchange on December 8, 1997 of $3.34375 per share with respect to the 700,000 shares issuable upon exercise of rights to purchase shares of the Registrant's Common Stock to be granted under the Registrant's Employee Stock Purchase Plan.

(2) This Registration Statement also covers any additional shares of Common Stock which become issuable under the Registrant's Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                           INCORPORATION BY REFERENCE


REGISTRATION OF ADDITIONAL SECURITIES.

             Pursuant to General Instruction E (Registration of Additional Securities) of Form S-8, Coram Healthcare Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

             (a) The Registrant's Registration Statement filed on Form S-8, Registration Number 033-55657, with the Commission on September 28, 1994 and declared effective on October 17, 1994.

             (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, filed with the Commission on November 12, 1997.

             (c) The Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 1997.

             (d) The Registrant's Current Report on Form 8-K, filed with the Commission on August 25, 1997.

             (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, filed with the Commission on August 13, 1997.

             (f) The Registrant's Current Report on Form 8-K, filed with the Commission on July 9, 1997.

             (g) The Registrant's Current Report on Form 8-K, filed with the Commission on June 27, 1997.

             (h) The Registrant's Current Report on Form 8-K, filed with the Commission on June 13, 1997.

             (i) The Registrant's Second Amendment to Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 1996, filed with the Commission on June 9, 1997.

             (j) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 15, 1997.

             (k) The Registrant's Current Report on Form 8-K, filed with the Commission on April 10, 1997.

             (l) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 31, 1997.

             In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.


          PART II:     INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.      EXHIBITS

             Exhibit

              5               Opinion and Consent of Paul, Hastings, Janofsky &
                              Walker LLP.
             23.1             Consent of Independent Auditors - Ernst & Young
                              LLP.
             23.2 Consent of Paul, Hastings, Janofsky & Walker LLP is contained in Exhibit 5.
             24 Power of Attorney. Reference is made to page 5 of this Registration Statement.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 10, 1997.


                                       CORAM HEALTHCARE CORPORATION,
                                       a Delaware corporation



                                       By: /s/ DONALD J. AMARAL
                                           ------------------------------------
                                               Donald J. Amaral
                                               President & Chief Executive
                                               Officer



                                       By: /s/ RICHARD M. SMITH
                                           ------------------------------------
                                               Richard M. Smith
                                               Chief Financial Officer &
                                               Secretary

                               POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Coram Healthcare Corporation, a Delaware corporation, do hereby constitute and appoint Donald J. Amaral and Richard M. Smith, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                                         Date
          ---------                        -----                                         ----
    /s/ Donald J. Amaral                   President, Chief Executive Officer,           December 10, 1997
    -----------------------------          Director and Chairman of the Board of
        Donald J. Amaral                   Directors (Principal Executive Officer)


    /s/ Richard M. Smith                   Chief Financial Officer and Secretary         December 10, 1997
    -----------------------------          (Principal Financial Officer and Principal
        Richard M. Smith                   Accounting Officer)


    /s/ Richard A. Fink                    Director                                      December 10, 1997
    -----------------------------
        Richard A. Fink


    /s/ Arne T. Alsin                      Director                                      December 10, 1997
    -----------------------------
        Arne T. Alsin


    /s/ Stephen G. Pagliuca                Director                                      December 10, 1997
    -----------------------------
        Stephen G. Pagliuca


    /s/ Peter Smith                        Director                                      December 10, 1997
    -----------------------------
        Peter Smith


    /s/ William J. Casey                   Director                                      December 10, 1997
    -----------------------------
        William J. Casey



                                 EXHIBIT INDEX


Exhibits

    5        Opinion and Consent of Paul, Hastings, Janofsky & Walker LLP.
   23.1      Consent of Independent Auditors - Ernst & Young LLP.
   23.2      Consent of Paul, Hastings, Janofsky & Walker LLP is contained in
             Exhibit 5.
   24        Power of Attorney.  Reference is made to page 5 of this
             Registration Statement.